Exhibit 99.1

AtlasClear Holdings, Inc. Reports Fiscal Year 2026 Results

-Fiscal 2026 Revenue Increased 85% to $20.1 Million-

-Stock Locate Revenue Grew to $6.8 Million from $0.3 Million; Non-Commission Sources Reached 54% of Total Revenue-

-Second Consecutive Year of Positive GAAP Net Income of $2.0 Million, Including Non-Cash Fair-Value Gains-

-Cash More Than Doubled to $15.4 Million; Stockholders’ Equity Improved to $21.1 Million from a $(6.8) Million Deficit-

-AtlasClearing Net Capital Increased 29% to $14.4 Million-

-Five New Correspondent Broker-Dealers Signed; a Sixth signed after year-end-

-Fiscal 2026 Growth Achieved Without At-the-Market or Equity Line Financing-

-Earnings Conference Call Scheduled for Thursday, September 24, 2026, at 8:30 a.m. E.T.-

TAMPA, Fla., Sept. 23, 2026 (GLOBE NEWSWIRE) — AtlasClear Holdings, Inc. (NYSE American: ATCH) (“AtlasClear” or the “Company”), a company building regulated financial infrastructure for smaller institutions, fintechs and advisors, today announced financial results for its fiscal year ended June 30, 2026. Results include those of the Company’s wholly owned correspondent clearing subsidiary, AtlasClearing, Inc. (formerly Wilson-Davis & Co., Inc.) (“AtlasClearing”).

Fiscal Year 2026 Financial Highlights:

(Fiscal Year Ended June 30, 2026)

●	Total revenue increased 85% to $20.1 million, compared to $10.9 million in fiscal 2025.
●	Total revenue plus interest income, a non-GAAP measure, increased approximately 70% to $21.9 million, compared to approximately $12.9 million in fiscal 2025. A reconciliation to the most directly comparable GAAP measure is included below.
●	Commission revenue increased 56% to $9.3 million, compared to $5.9 million. Stock locate revenue grew to $6.8 million from approximately $0.3 million and represented approximately 34% of total revenue.
●	Sources other than commissions accounted for approximately 54% of total revenue, compared to approximately 45% in fiscal 2025.
●	Loss from operations was $9.8 million, compared to $4.9 million in fiscal 2025, as higher activity drove increased variable compensation, data processing, clearing and stock locate costs. The year also included $3.6 million of non-cash stock-based compensation related to executive employment agreements entered into in September 2025.
●	Net income was $2.0 million, or $0.02 per basic and diluted share, the Company’s second consecutive year of positive GAAP net income, compared to net income of $5.8 million, or $0.96 per share, in fiscal 2025. Fiscal 2026 net income includes substantial non-cash fair-value gains related to warrant, earnout and other derivative liabilities, most notably an $11.1 million gain on the earnout liability.
●	Cash and cash equivalents totaled $15.4 million, more than double the $7.5 million reported at June 30, 2025.
●	Stockholders’ equity improved to $21.1 million from a deficit of $(6.8) million at June 30, 2025. Total assets increased to $71.2 million from $60.9 million, and total liabilities declined approximately $17.6 million to approximately $50.1 million.
●	AtlasClearing’s net capital increased 29% to $14.4 million, approximately $14.1 million above its minimum requirement and well above the $10 million excess net capital threshold that the National Securities Clearing Corporation (NSCC) requires of firms that clear for introducing brokers.
●	The Company signed clearing agreements with six new correspondent broker-dealers. Fiscal 2026 results include no meaningful revenue from these relationships.
●	The Company did not use an at-the-market program or equity line during fiscal 2026.
●	Management concluded that substantial doubt about the Company’s ability to continue as a going concern had been alleviated, and that internal control over financial reporting was effective as of June 30, 2026 following remediation of the previously reported material weakness.

Management Commentary:

“Fiscal 2026 was a breakout year for AtlasClear,” said John Schaible, Executive Chairman of AtlasClear. “Revenue increased 85%, more than half of it now comes from sources other than commissions, and we achieved that growth without an at-the-market program or an equity line. We reported positive GAAP net income for the second consecutive year, and we want investors to have a clear view of both the reported results and the operating investments behind them: the GAAP result includes substantial non-cash fair-value gains, while at the operating level we invested in a business that is scaling quickly. We believe the platform we have been building is beginning to deliver meaningful scale.”

“Fiscal 2026 was a year of strong execution at AtlasClearing,” said Craig Ridenhour, President of AtlasClear. “Commissions grew 56%, stock locate went from approximately $0.3 million to $6.8 million, and net capital finished the year up 29%. We have signed six new correspondent broker-dealers, and none of their revenue is meaningfully reflected in these results. As they come online, the customer assets and trading activity they bring should help us scale our stock loan business and create additional sources of interest income, and we expect to support that growth with the platform and team already in place, with only incremental additional expense.”

Operational and Strategic Highlights:

●	Correspondent clearing: AtlasClearing has signed clearing agreements with six new correspondent broker-dealers, the sixth of which was executed in September 2026, following fiscal year-end. These firms are in various stages of onboarding and conversion, and the Company expects them to begin contributing to results as they come online during fiscal 2027.
●	Stock loan and interest income: The customer assets and trading activity brought by these correspondents are expected to help scale the Company’s stock loan business and create additional sources of interest income, including income from margin balances, customer cash and securities lending.
●	Bank acquisition: The Company remains committed to its planned acquisition of Commercial Bancorp of Wyoming, the parent company of Farmers State Bank. As disclosed in the Company’s Annual Report on Form 10-K, the parties withdrew the pending regulatory applications and expect to refile them at an appropriate time. The transaction remains subject to regulatory approval and other customary closing conditions. The Company continues to view the combination of the bank and AtlasClearing as a cornerstone of its strategy to build an integrated trading, clearing, settlement and banking platform.
●	Additional strategic opportunities: The Company is evaluating further strategic opportunities, including Ark Financial Services, Inc., the holding company of Dawson James Securities, Inc., and the previously announced acquisition of an institutional digital asset business. Both remain subject to non-binding letters of intent, due diligence, board approvals, definitive agreements and other closing conditions.

Fiscal Year 2026 Financial Results:

Revenue. Total revenue for fiscal 2026 was $20.1 million, an increase of 85% from $10.9 million in fiscal 2025. Commission revenue increased 56% to $9.3 million from $5.9 million, and stock locate fees increased to $6.8 million from $0.3 million. Clearing fees were $2.1 million, compared with $3.2 million, and vetting fees were $1.4 million, broadly consistent with $1.5 million a year ago. Net gains on firm trading accounts increased to $0.5 million from less than $0.1 million, and other revenue was $65,000.

Expenses and operating results. Total expenses were $29.8 million, compared with $15.8 million in fiscal 2025. Compensation, payroll taxes and benefits increased 91% to $11.7 million from $6.2 million, primarily because of higher variable compensation associated with revenue growth. Separately, the Company recorded $3.6 million of non-cash stock-based compensation related to executive employment agreements entered into in September 2025, with no comparable expense in fiscal 2025. Data processing and clearing costs increased 98% to $4.2 million from $2.1 million, generally in line with the higher level of activity. The Company also recorded $0.8 million of stock locate expense and $0.7 million of Loanet expense, both new cost categories associated with the growth of the stock locate business. Regulatory, professional and related expenses increased 17% to $4.9 million from $4.1 million, primarily reflecting professional fees related to the Commercial Bancorp negotiations and additional consulting support. Loss from operations was $9.8 million, compared with $4.9 million in fiscal 2025.

Other income and net income. Total other income was $11.5 million, compared with $10.4 million a year ago. The principal items included non-cash gains of $11.1 million from the change in fair value of the earnout liability, $1.8 million related to the Winston & Strawn agreement, $1.7 million from the change in fair value of warrant liabilities, and $0.4 million from the change in fair value of the convertible-note derivative, partially offset by $5.1 million of interest expense and a $570,000 loss on settlement of the Winston & Strawn agreement. Income before taxes was $1.7 million. After a tax benefit of $0.3 million, net income was $2.0 million, or $0.02 per basic and diluted share, based on weighted-average shares outstanding of approximately 125.0 million. This compares with net income of $5.8 million, or $0.96 per share, in fiscal 2025, which included a $12.4 million non-cash gain from changes in the fair value of long-term and short-term note derivatives.

Balance sheet, liquidity and cash flow. The Company ended fiscal 2026 with cash and cash equivalents of $15.4 million, compared with $7.5 million a year earlier. Total assets increased to $71.2 million from $60.9 million, stockholders’ equity improved to $21.1 million from a deficit of $(6.8) million, and total liabilities declined by approximately $17.6 million. Shares outstanding were approximately 150.3 million at fiscal year-end. Cash used in operating activities was $6.2 million, compared with cash provided by operating activities of $0.8 million in fiscal 2025, reflecting growth in operating assets as the business expanded and the non-cash nature of a substantial portion of fiscal 2026 net income. Cash used in investing activities was $65,000, representing a payment related to the extension of the Commercial Bancorp acquisition agreement. Cash provided by financing activities was $16.5 million, compared with $1.6 million in fiscal 2025, driven primarily by financing transactions completed during the year and partially offset by transaction costs, repayments and a $1.0 million cash payment related to the Winston & Strawn settlement. The Company sold no shares under its equity line facility during fiscal 2026 and has not conducted an at-the-market offering or other dilutive capital raise since its October 2025 institutional unit financing.

AtlasClearing’s $10 million revolving line of credit with BMO Harris Bank remained undrawn throughout the year, and the Company was in compliance with all applicable financial covenants as of June 30, 2026. Based on the capital raised and management’s operating cash-flow forecasts, management concluded that substantial doubt about the Company’s ability to continue as a going concern had been alleviated. Management also concluded that disclosure controls and internal control over financial reporting were effective as of June 30, 2026, following remediation of the previously reported material weakness.

Non-GAAP Financial Measure:

Total revenue plus interest income is a supplemental measure that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). It is the sum of total revenue and interest income, each as reported in the Company’s consolidated statement of operations, and is presented because interest earned on balances held by the Company’s broker-dealer subsidiary is an integral part of its operating economics. Interest income is presented in other income under GAAP. This measure should not be considered a substitute for total revenue determined in accordance with GAAP.

Reconciliation: Fiscal 2026 GAAP total revenue of $20.1 million plus interest income of $1.8 million equals total revenue plus interest income of $21.9 million. Fiscal 2025 GAAP total revenue of $10.9 million plus interest income of $2.0 million equals total revenue plus interest income of $12.9 million.

Earnings Conference Call Information:

Date: Thursday, September 24, 2026

Time: 8:30 a.m. Eastern Time

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1776661&tp_key=1331c6d174

Participant Dial-In: 1-877-407-0752 (toll-free) or 1-201-389-0912 (international)

Call me™ Link: https://callme.viavid.com/viavid/?callme=true&passcode=13756265&h=true&info=company&r=true&B=6

Telephone Replay: 1-844-512-2921 (toll-free) or 1-412-317-6671 (international)

Access ID: 13762839

Replay Available Through: Thursday, October 8, 2026, at 11:59 p.m. ET

About AtlasClear Holdings, Inc.

AtlasClear Holdings, Inc. (NYSE American: ATCH) is building a technology-enabled financial services platform designed for trading, clearing, settlement, and banking for emerging financial institutions and fintechs. Through its wholly owned subsidiary AtlasClearing, Inc. (formerly Wilson-Davis & Co., Inc.), a full-service correspondent broker-dealer registered with the SEC and FINRA, and its planned acquisition of Commercial Bancorp of Wyoming, AtlasClear seeks to deliver a vertically integrated suite of brokerage, clearing, risk management, regulatory, and commercial banking solutions. For more information, follow us on LinkedIn or X and visit www.atlasclear.com.

To stay up to date on AtlasClear’s platform strategy and market perspective, subscribe to the Company’s YouTube channel and watch the Clearing the View by AtlasClear video series.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect AtlasClear Holdings’ current views with respect to, among other things, its future operations and financial performance. Forward-looking statements in this communication may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions.

Forward-looking statements include, but are not limited to, statements regarding expected future growth, strategic initiatives, the onboarding and conversion of the Company’s newly signed correspondent broker-dealers and the timing and revenue contribution of those relationships, the expansion of the Company’s stock locate, stock loan, securities lending and margin businesses, the Company’s future financing activities, the proposed acquisition of Commercial Bancorp of Wyoming, the proposed acquisition of an institutional digital asset business and the proposed acquisition of Ark Financial Services, Inc. and its subsidiary Dawson James Securities, Inc., the anticipated timing and completion of the initial and second closings of the Dawson James transaction, the execution of definitive documentation, receipt of FINRA, banking and other required regulatory and stockholder approvals, the anticipated growth of Dawson James’s clearing activity through AtlasClearing, the expected revenue, net income and EBITDA contributions of the proposed acquisitions, future financial performance, future capital markets activity, and the Company’s ability to execute on its business strategy. The letter of intent for the digital asset acquisition and the amended Dawson James letter of intent are non-binding (other than certain customary provisions), and there can be no assurance that definitive agreements will be executed or that the proposed acquisitions will be completed on the terms described, or at all.

These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially from those anticipated. Factors that could cause actual results to differ include, but are not limited to: the Company’s failure to enter into definitive agreements with the digital asset business or the Dawson James parties, or its failure to complete the proposed acquisitions on favorable terms or at all; failure to receive the required regulatory approvals for the proposed acquisitions, including the acquisition of Commercial Bancorp of Wyoming; the Company’s inability to integrate, and to realize the benefits of, the proposed acquisitions; delays in onboarding correspondent broker-dealers or the failure of correspondent relationships to generate the anticipated revenue; changes in general economic or political conditions; changes in the markets that AtlasClear targets; slowdowns in securities or digital asset trading or shifting demand for trading, clearing and settling financial products; and any change in laws applicable to AtlasClear or any regulatory or judicial interpretation thereof. For additional information regarding risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2026. AtlasClear undertakes no obligation to update or revise forward-looking statements, except as required by law.

Company Contact:

AtlasClear Holdings, Inc.

Email: AtlasClearIR@atlasclear.com

Investor Relations Contact:

Jeff Ramson, CEO

PCG Advisory, Inc.

Email: jramson@pcgadvisory.com